--------------------------------------------------------------------------------


                               2BRIDGE SOFTWARE

                           SERIES C PREFERRED STOCK

                              PURCHASE AGREEMENT


                                 July 23, 1999


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.   Purchase and Sale of Stock...........................................   1

2.   Closing..............................................................   1

     2.1  Additional Closings.............................................   1

3.   Representations and Warranties of the Company to the Investors.......   2

     3.1   Corporate Organization and Authority...........................   2
     3.2   Capitalization.................................................   2
     3.3   No Subsidiaries................................................   3
     3.4   Authorization..................................................   3
     3.5   Validity of Shares.............................................   3
     3.6   No Conflict with other Instruments.............................   3
     3.7   Litigation.....................................................   4
     3.8   Title to Properties; Liens and Encumbrances....................   4
     3.9   Employee Agreement.............................................   4
     3.10  Permits........................................................   4
     3.11  Patents, Copyrights and Trademarks.............................   4
     3.12  Taxes..........................................................   5
     3.13  Agreements; Actions: Obligations to Related Parties............   5
     3.14  No Defaults, Violations or Conflicts...........................   6
     3.15  Insurance......................................................   7
     3.16  Private Offering...............................................   7
     3.17  Prior Registration Rights......................................   7
     3.18  Financial Statements...........................................   7
     3.19  Changes in Financial Condition.................................   7
     3.20  Employee Compensation Plans....................................   8
     3.21  Employee Relations.............................................   8
     3.22  Brokers and Finders............................................   9
     3.23  Governmental Consents..........................................   9
     3.24  Environmental and Safety Laws..................................   9
     3.25  Real Property Holding Corporation..............................   9
     3.26  Full Disclosure................................................   9
     3.27  Investment Company Act.........................................  10
     3.28  Qualified Small Business Stock.................................  10

4.   Representations and Warranties of the Investors......................  10

     4.1  Authorization...................................................  10
     4.2  Brokers and Finders.............................................  10

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
                                                                           ----
5.   Securities Laws......................................................  10

     5.1  California Securities Law.......................................  10
     5.2  Securities Law Representations and Covenants of Investors.......  11

6.   Conditions of Investors' Obligations at Closing......................  12

     6.1   Representations and Warranties.................................  12
     6.2   Performance....................................................  12
     6.3   Blue Sky Compliance............................................  12
     6.4   Opinion of Company's Counsel...................................  12
     6.5   Proceedings Satisfactory:  Compliance Certificate..............  12
     6.6   Investors' Rights..............................................  12
     6.7   Co-Sale Agreement and Voting Agreement.........................  13
     6.8   Articles.......................................................  13
     6.9   Consents, Permits, and Waivers.................................  13
     6.10  Reservation of Conversion Shares...............................  13

7.   Conditions of the Company's Obligations at Closing...................  13

     7.1  Representations and Warranties..................................  13
     7.2  Performance.....................................................  13
     7.3  Blue Sky Compliance.............................................  13

8.   Miscellaneous........................................................  13

     8.1   Entire Agreement; Successors and Assigns.......................  13
     8.2   Expenses.......................................................  14
     8.3   Governing Law..................................................  14
     8.4   Headings.......................................................  14
     8.5   Notices........................................................  14
     8.6   Amendment of Agreement: Waiver.................................  14
     8.7   Finders Fees...................................................  14
     8.8   Invalid or Void Provisions.....................................  14
     8.9   Cooperation....................................................  14
     8.10  Counterparts...................................................  15

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------

     THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of July 23, 1999, by and among 2BRIDGE SOFTWARE, a California corporation (the "Company"), and the Investors set forth in Exhibit A attached hereto (each,
                                                ---------
an "Investor" and collectively, the "Investors").

     NOW THEREFORE, in consideration of the promises herein made and on the terms and subject to the conditions herein contained, the Company and the Investors agree as follows:

     1.   Purchase and Sale of Stock. The Company will sell to the Investors,
          --------------------------
severally and not jointly, and the Investors will purchase from the Company, severally and not jointly, up to 9,376,935 shares of the Company's Series C Preferred Stock (the "Series C Preferred") at the per share purchase price of $ 2.1328, allocated among the Investors as provided in Exhibit A attached hereto.
                                                     ---------
The Series C Preferred will be subject to the rights, preferences, privileges and restrictions as set forth in the Company's Amended and Restated Articles of Incorporation, attached hereto as Exhibit B (the "Articles").
                                  ---------

     2.   Closing. The purchase and sale of the Series C Preferred shall be made
          -------
in one or more closings, the first of which will take place at 10:00 a.m. on July 23, 1999, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, or such other place and/or other date or dates as the Company and the Investors mutually agree (which time and place are designated the "Closing"). At each Closing, the Company will deliver to each Investor a certificate representing the Series C Preferred which such Investor is purchasing against delivery to the Company by the Investor of the applicable purchase price set forth on Exhibit A attached hereto.
                            ---------

          2.1  Additional Closings. The Company may sell up to the balance of
               -------------------
the 9,376,935 shares of Series C Preferred not sold at the Closing to such purchasers as it shall select, at the price set forth in Section 1 above, provided that the closing for the sale of such shares of Series C Preferred is completed not later than sixty (60) days after the date of this Agreement. Upon execution of a signature page counterpart and without need for an amendment hereto or thereto except to add such purchaser's name to Exhibit A hereto, any
                                                         ---------
such additional purchaser shall become a party to this Agreement, and shall be deemed an "Investor" for purposes of this Agreement, and shall become a party to: (i) the Second Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit D (the "Rights Agreement"); (ii) the Second Amended
                   ---------
and Restated Co-Sale Agreement in the form attached hereto as Exhibit E (the
                                                              ---------
"Co-Sale Agreement"); and (iii) the Second Amended and Restated Voting Agreement in the form attached hereto as Exhibit F (the "Voting Agreement"), all dated of
                               ---------
even date herewith, respectively, and shall have the rights and obligations hereunder and thereunder.

     3.   Representations and Warranties of the Company to the Investors.
          --------------------------------------------------------------

     Except as set forth in Exhibit C attached hereto, the Company hereby
                            ---------
represents and warrants to the Investors as follows:

          3.1  Corporate Organization and Authority. The Company: (a) is a
               ------------------------------------
corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of California, and (b) has the corporate power and authority to (i) own and operate its properties, (ii) carry on its business as now conducted and as proposed to be conducted, (iii) execute and deliver this Agreement, the Rights Agreement, the Co-Sale Agreement, and the Voting Agreement (collectively, the "Investment Agreements"), (iv) issue and sell the Series C Preferred hereunder, (v) issue the Common Stock of the Company issuable upon the conversion of the Series C Preferred, and (vi) carry out the provisions of this Agreement, the Investment Agreements and the Articles. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

          3.2  Capitalization.  The Company's capitalization is as follows:
               --------------

               (a) upon the filing of the Articles in the form attached hereto as Exhibit B in the Office of the Secretary of State of California prior to the
   ---------
Closing, the Company will be authorized to issue two classes of shares of capital stock, designated respectively "Common Stock" and "Preferred Stock" with 45,000,000 total authorized shares of Common Stock, and 21,368,514 total authorized shares of Preferred Stock, with the Preferred Stock consisting of 3,871,300 total authorized shares of Series A Preferred Stock, 7,797,214 total authorized shares of Series B Preferred, and 9,700,000 total authorized shares of Series C Preferred Stock;

               (b) immediately after the Closing, the number of issued and outstanding shares will be 13,167,439 shares of Common Stock, 3,871,300 shares of Series A Preferred Stock, 7,195,127 shares of Series B Preferred Stock and up to 9,376,935 shares of Series C Preferred (up to 9,497,668 shares counting the warrants to purchase shares of Series C Preferred Stock referred to below). Immediately after the Closing, there will be 528,676 shares reserved for issuance pursuant to Warrants to purchase Common Stock; 102,087 shares reserved for issuance pursuant to Warrants to purchase Series B Preferred Stock; and 120,733 shares reserved for issuance as Warrants to purchase Series C Preferred Stock. Immediately after the Closing, there will be 4,735,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan, duly adopted by the Board of Directors and approved by the Company's shareholders. Of such reserved shares of Common Stock, 417,439 shares have been issued upon the exercise of options, 3,109,099 shares are subject to outstanding options, and 1,208,462 shares remain available for issuance. Except as specifically contemplated herein, and as provided in the Articles, there will be no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal) proxy or shareholder agreements, or agreements of any kind, oral or in writing, for the issuance, purchase or acquisition by the Company of any shares of capital stock of the Company.

               (c) all issued and outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock, and Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration in the vesting provisions of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

          3.3  No Subsidiaries. The Company does not own, nor does it control,
               ---------------
directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          3.4  Authorization. All action on the part of the Company, its
               -------------
officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and the Investment Agreements and for the authorization, sale, issuance and delivery of the Series C Preferred and the Common Stock of the Company issuable upon the conversion of the Series C Preferred has been taken. This Agreement and the Investment Agreements, when executed and delivered, each constitutes legally valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be subject to applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

          3.5  Validity of Shares. The Series C Preferred are duly authorized
               ------------------
and, when issued, sold and delivered in accordance with the terms of and for the consideration expressed in this Agreement, will be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid and non-assessable and will be free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as specifically set forth in the Articles, this Agreement or the Investment Agreements. The Common Stock issuable upon the conversion of the Series C Preferred has been duly and validly reserved for issuance and, when so issued, will be duly authorized, validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable and will be free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions on transfer, claims and encumbrances imposed by or through the Company, except as specifically set forth in the Articles, this Agreement, or the Investment Agreements.

          3.6  No Conflict with other Instruments. The execution, delivery and
               ----------------------------------
performance of this Agreement and the Investment Agreements will not result in any event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operation of any of its assets or properties or result in any violation of, be in conflict with, or constitute a default under: (a) any provision of the Articles or the Company's Bylaws; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any mortgage, indenture, license, contract, obligation or commitment to which the Company is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to the Company.

          3.7  Litigation. There is no action, proceeding or investigation
               ----------
pending or, to the knowledge of the Company, threatened, or any basis therefor known to the Company, that questions the validity of this Agreement, or the Investment Agreements or the right of the Company to enter into any such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party to any such lawsuit or similar action or proceeding, nor does the Company intend to initiate any such litigation.

          3.8  Title to Properties; Liens and Encumbrances. The Company has good
               -------------------------------------------
and marketable title to all of its properties and assets, both real and personal, subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge. With respect to the properties and assets it leases, the Company is in compliance with such leases, and to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          3.9  Employee Agreement. All current employees and consultants of the
               ------------------
Company are parties to a written agreement ("Confidential Information and Inventions Agreement") in the form previously furnished to Investors' counsel, pertaining to (i) the disclosure and transfer to the Company of certain inventions, developments and discoveries made or conceived by him or her during the period of his or her employment with or performance of services for the Company, and (ii) maintaining the confidentiality of proprietary information of the Company with no exceptions noted on such agreement. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation.

          3.10 Permits. The Company has all franchises, permits, licenses and
               -------
other similar authority (collectively, "Permits") necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes that it can obtain, without undue burden or expense, any Permits for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any such Permits.

          3.11 Patents, Copyrights and Trademarks. For purposes of this Section
               ----------------------------------
3.11, the term "Proprietary Rights" means patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights and processes. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all Proprietary Rights necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. The Company has not received any communication alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Proprietary Rights of any other person or entity. The Company is not aware of any third party which is infringing or violating any of its Proprietary Rights. There are no outstanding options, licenses, or agreements of any kind relating to the Proprietary Rights of the Company other than those incurred in the ordinary course of business, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity other than those incurred in the ordinary course of business. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. Set forth in the Schedule of Exceptions attached hereto as Exhibit C is a listing of all patents and trademarks of the Company.

          3.12 Taxes. All federal, state, local and foreign tax returns required
               -----
to be filed by the Company have been timely filed, or if not yet filed the Company has been granted extensions of the filing dates, which extensions have not expired. All taxes, assessments, fees and other governmental charges upon the Company, or upon any of its properties, income or franchises, have been paid or adequate reserves therefor have been set up and have been disclosed in the Financial Statements (as described in Section 3.18 below) if any of such taxes are being contested in good faith. If any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure so to file or to pay would not result in a material adverse effect on the business, properties, prospects or financial condition of the Company. The Company knows of no proposed additional tax assessment that is not provided for in the Financial Statements. The Company has no pending or, to the knowledge of the Company, threatened tax audit.

          3.13 Agreements; Actions: Obligations to Related Parties.
               ---------------------------------------------------

               (a) Except for the agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock (including without limitation stock option agreements), there are no agreements, understandings or proposed transactions between the Company and any of its officers or directors or any affiliate thereof.

               (b) There are no agreements understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) provisions restricting or affecting in any material, adverse way the development, manufacture or distribution of the Company's products or services, or (iii) indemnification by the Company with respect to infringements of Proprietary Rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements described in
Section 3.18 below) individually in excess of $50,000 or, in the case indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this subsection (b), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting any minimum dollar amount.

               (d) Except for the agreements explicitly contemplated hereby, and the Company's Articles and Bylaws, the Company is not a party to, and is not bound by any contract, agreement or instrument which materially affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               (e) There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), or (iv) general obligations that a corporation has to its shareholders under California General Corporation Law, the Articles and the Bylaws of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          3.14 No Defaults, Violations or Conflicts. The Company is not in
               ------------------------------------
violation or default in any material respect of any term or provision of its Articles, Bylaws, or of any instrument, judgment, order, writ, decree, license, permit or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company, which violation or violations, either individually or in the aggregate, would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement, which is necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company.

          3.15 Insurance. The Company has obtained insurance as specified in
               ---------
Exhibit C. The Company is not aware of any pending or threatened claims against
---------
the Company for personal injuries or property damages which materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

          3.16 Private Offering. The Company agrees that neither the Company nor
               ----------------
anyone acting on its behalf will offer any of the Series C Preferred or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone in such a way as to make the issuance and sale of the Series C Preferred subject to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

          3.17 Prior Registration Rights. Except as provided in the Rights
               -------------------------
Agreement, the Company is not under any contractual obligation, and has not granted any rights, to register under the Securities Act any of its securities that are presently outstanding or may subsequently be issued under such obligation. To the Company's knowledge, except as contemplated in the Voting Agreement, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

          3.18 Financial Statements. The Company has delivered to the Investors
               --------------------
its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 1998 and for the fiscal year then ended and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of March 31, 1999 and for the three month period then ended (collectively, the "Financial Statements"), as well as the Report of Independent Auditors for 1998. The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated, except as disclosed therein, and present fairly the financial condition and results of operations of the Company as of the dates and for the periods presented. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition of the Company.

          3.19 Changes in Financial Condition. Since the date of the Financial
               ------------------------------
Statements, the Company has not (i) made any loans or advances to any person, other than ordinary advances for travel and other ordinary employee related expenses; (ii) sold, exchanged or otherwise disposed of any of its assets or rights necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company; nor has there been
(iii) any material and adverse change in the business assets, liabilities, financial condition, prospects or operations of the Company; (iv) any resignation or termination of any key officers of the Company, and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officers; (v) any material change, except in the ordinary course of business, in the contingent obligations of the

Company by way of guaranty, endorsement, indemnity, warranty or otherwise; (vi) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company; (vii) any waiver by the Company of a valuable right or of a material debt owed to it; (viii) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;
(ix) any declaration or payment of any dividend or other distribution of the assets of the Company; (x) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts sand for current liabilities incurred in the ordinary course of business; (xi) any sale, assignment or transfer of any patents, trademarks, copyrights; trade secrets or other intangible assets, except in the ordinary course of business; or (xii) any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, Liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees.

          3.20 Employee Compensation Plans. Except as set forth in Exhibit C or
               ---------------------------                         ---------
as specifically contemplated in this Agreement, the Company is not party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation or severance agreements, including without limitation any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          3.21 Employee Relations. The Company believes its relations with its
               ------------------
employees are satisfactory. The Company is not bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union and the Company's employees are not represented by any labor unions nor, to the Company's knowledge, is any union organization campaign in progress. There is no strike or other labor dispute involving the Company pending or, to the knowledge of the Company, threatened, which could have a material and adverse effect on the assets, properties, financial condition, operating results, or business of the Company (in each case, as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

          3.22 Brokers and Finders. No agent, broker, investment banker or other
               -------------------
firm or person acting on behalf or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with any of the transactions contemplated by this Agreement.

          3.23 Governmental Consents. No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the Company's valid execution and delivery of this Agreement or the Investment Agreements, or the offer, sale or issuance of the Series C Preferred (and the Common Stock issuable upon the conversion thereof) or the consummation of any other transaction contemplated hereby, except for the filing of the Articles in the Office of the Secretary of State of California, which will be filed by the Company prior to the Closing, and, the filing of a Form D notice under Regulation D of the Securities Act, and any other post-sale filings required by applicable state securities laws. The offer, sale and issuance of the Series C Preferred (and of the Common Stock issuable upon the conversion thereof) in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of applicable state securities laws, assuming the accuracy of the representations and warranties of the Investors as set forth in Section 5 of this Agreement.

          3.24 Environmental and Safety Laws. To its knowledge, the Company is
               -----------------------------
not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          3.25 Real Property Holding Corporation. The Company is not a real
               ---------------------------------
property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

          3.26 Full Disclosure. The representations and warranties of the
               ---------------
Company contained in this Agreement and other provisions of this Agreement and the Investor Agreements, the certificates prepared or supplied to the Investors by the Company, and the other materials presented to the Investors by the Company, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein (in view of the circumstances under which they were made) not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in this Agreement, the Exhibits hereto, the Investment Agreements or in the other documents delivered to the Investors or their attorneys or agents in connection herewith.

          3.27 Investment Company Act. The Company is not an "investment
               ----------------------
company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.28 Qualified Small Business Stock.
               ------------------------------

               (a) As of and immediately following the Closing, the Series C Preferred will meet each of the requirements for qualification as "qualified small business stock" set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation the following:
(i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, and (iii) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

               (b) As of the Closing, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

     4.   Representations and Warranties of the Investors.
          -----------------------------------------------

     Each Investor severally represents and warrants to the Company as follows:

          4.1  Authorization. When executed and delivered by the Investor, and
               -------------
assuming execution and delivery by the Company, this Agreement will constitute a valid obligation of the Investor, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

          4.2  Brokers and Finders. No agent, broker, investment banker or other
               -------------------
firm or person acting on behalf or under the authority of the Investor is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Investor or the Company in connection with any of the transactions contemplated by this Agreement.

     5.   Securities Laws.
          ---------------

          5.1  California Securities Law. THE SALE OF THE SECURITIES WHICH ARE
               -------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF

THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

          5.2  Securities Law Representations and Covenants of Investors.
               ---------------------------------------------------------

               (a) The Company is entering into this Agreement with each Investor in reliance upon the Investor's representation to the Company, which the Investor's execution of this Agreement hereby confirms, that the Series C Preferred to be received by the Investor and the shares of Common Stock issuable upon the conversion of any Series C Preferred will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable securities laws. By executing this Agreement, each Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Series C Preferred or the shares of Common Stock issuable upon conversion of any of the Series C Preferred.

               (b) Each Investor understands and acknowledges that the offering of the Series C Preferred pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 3(b) or Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and that the Company's reliance upon such exemption is predicated upon the Investor's representations set forth in this Agreement.

               (c) Each Investor acknowledges and agrees that the Series C Preferred and, if issued, the shares of Common Stock issued upon conversion of the Series C Preferred must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited 'broker's transaction or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

               (d) Each Investor represents that: (i) the Investor (or his or her purchaser representative, if any) is an "accredited investor" under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's prospective investment in the Company, (ii) the Investor has the ability to bear the economic risks of the Investor's prospective investment; (iii) the Investor is able, without materially impairing its financial condition, to hold the Series C Preferred for an indefinite period of time and to suffer complete loss on its investment; (iv) the Investor is a resident of, or has its principal office in the state indicated for the Investor as set forth on the Investor Suitability Questionnaire supplied by the Investor to the Company on or before the Closing; (v) the Investor understands and has fully considered for purposes of this investment the risks of this investment and understands that (1) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (2) the Company has a limited financial and operating history, (3) the Series C Preferred represent an extremely speculative investment which involves a high degree of risk of loss, and (4) there are substantial restrictions on the transferability of, and there will be no public market for, the Series C Preferred or the Common Stock issuable upon the conversion of any of the Series C Preferred; accordingly, it may not be possible for the Investor to liquidate its investment in the Series C Preferred; (vi) there have been no representations as to the possible future value, if any, of the Series C Preferred; and (vii) the Investor has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Series C Preferred.

     6.   Conditions of Investors' Obligations at Closing.
          -----------------------------------------------

     The obligations of the Investors under Sections 1 and 2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Investors:

          6.1  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in Section 3 of this Agreement will be true, correct and complete on and as of the Closing with the same effect as if made on and as of the Closing.

          6.2  Performance. The Company will have performed or fulfilled all
               -----------
agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company at or before the Closing.

          6.3  Blue Sky Compliance. The Company will have complied with and be
               -------------------
effective under all state securities or Blue Sky laws, including those of New York, applicable to the offer and sale of the Series C Preferred to the Investors.

          6.4  Opinion of Company's Counsel. The Investors will have received
               ----------------------------
from Wilson Sonsini Goodrich & Rosati, counsel for the Company, a favorable opinion, dated the date of the Closing, in the form attached hereto as Exhibit
                                                                       -------
G.
-

          6.5  Proceedings Satisfactory:  Compliance Certificate. All corporate
               -------------------------------------------------
and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions will be satisfactory to the Investors, in the reasonable exercise of the judgment of the Investors. The Company will have delivered to the Investors a certificate dated as of the Closing, signed by the Company's President, certifying that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

          6.6  Investors' Rights. The Company and each of the Investors will
               -----------------
have executed and delivered an Investors' Rights Agreement in the form of Exhibit D attached hereto.
---------

          6.7  Co-Sale Agreement and Voting Agreement. Each of the Company,
               --------------------------------------
Mansoor Zakaria, and each of the Investors will have executed and delivered a Co-Sale Agreement in the form of Exhibit E and a Voting Agreement in the form of
                                 ---------
Exhibit F attached hereto.
---------

          6.8  Articles. The Articles in the form of Exhibit B attached hereto
               --------                              ---------
will have been filed with and accepted by the Office of the Secretary of State of California.

          6.9  Consents, Permits, and Waivers. The Company shall have obtained
               ------------------------------
any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investment Agreements (except for such as may be properly obtained subsequent to the Closing).

          6.10 Reservation of Conversion Shares. The shares of Common Stock
               --------------------------------
issuable upon conversion of the Series C Preferred shall have been duly authorized and reserved for issuance upon such conversion.

     7.   Conditions of the Company's Obligations at Closing.
          --------------------------------------------------

     The obligations of the Company under Sections 1 and 2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

          7.1  Representations and Warranties. The representations and
               ------------------------------
warranties of the Investors contained in Sections 4 and 5 will be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

          7.2  Performance. The Investors will have performed or fulfilled all
               -----------
agreements, obligations and conditions contained herein required to be performed or fulfilled by the Investors at or before the Closing, including without limitation delivery to the Company of the pro rata purchase price for such Investors' Series C Preferred as set forth in Section 1 above, or as set forth on Exhibit A attached hereto, in the form of immediately available funds.
   ---------

          7.3  Blue Sky Compliance. The Company will have complied with and be
               -------------------
effective under the securities laws of the State of California and any other applicable state as necessary to offer and sell the Series C Preferred to the Investors.

     8.   Miscellaneous.
          -------------

          8.1  Entire Agreement; Successors and Assigns. This Agreement (and the
               ----------------------------------------
Exhibits hereto) constitutes the entire contract between the Company and the Investors relative to the subject matter hereof, and any previous or contemporaneous agreement between the Company and the Investors regarding the subject matter of this Agreement is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

          8.2  Expenses. The Company will pay reasonable fees and expenses of
               --------
one special counsel to the Investors, to be designated by Arbor Investors, up to a maximum of $15,000.

          8.3  Governing Law. This Agreement will be governed by and construed
               -------------
in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

          8.4  Headings. The headings of the Sections of this Agreement are for
               --------
convenience and will not by themselves determine the interpretation of this Agreement.

          8.5  Notices. Any notice required or permitted hereunder will be given
               -------
in writing and will be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth below its name on the signature page of this Agreement, or at such other address as the Company or the Investor may designate by ten (10) days' advance written notice to such Investor or the Company, respectively.

          8.6  Amendment of Agreement: Waiver. This Agreement may be amended or
               ------------------------------
modified only upon the written consent of the Company and by the holders of at least a majority of the then outstanding Series C Preferred. The obligations of the Company and the rights of the holders of the Series C Preferred and the shares of Common Stock issuable upon conversion of the Series C Preferred under the Agreement may be waived only with the written consent of the holders of at least a majority of the then outstanding Series C Preferred.

          8.7  Finders Fees. Each of the Company and the Investors will
               ------------
indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

          8.8 Invalid or Void Provisions. If any provision of this Agreement is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision will be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of such provision will not be affected or impaired thereby in any other jurisdiction; if such provision cannot be amended without altering materially the intention of the parties, it will be stricken and the remainder of this Agreement will remain in full force and effect.

          8.9  Cooperation. The parties agree that after the Closing, they will
               -----------
from time to time, upon the request of any party hereto and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other actions as such other party may reasonably require in order to effectively carry out the intent of this Agreement.

          8.10 Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

2BRIDGE SOFTWARE


By:____________________________________
   Mansoor Zakaria, Chairman and
   Chief Executive Officer


                  [SIGNATURE PAGE TO THE PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:


By:________________________________

Printed Name:______________________

Title:_____________________________


                  [SIGNATURE PAGE TO THE PURCHASE AGREEMENT]